UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2012

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169535	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2012, Richard J. Lehmann and Marc T. Nemer were each elected to the board of directors of Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”, “we”, “our”, or “us”).

Richard J. Lehmann was elected as an independent director of the Company.  Mr. Lehmann has served as the founding principal of The Biltmore Bank of Arizona and chairman of Bank Capital Corporation, its holding company, since 2003.  Mr. Lehmann began his banking career with Citibank in 1969. When he left Citibank in 1988 he was senior corporate officer for Europe, Middle East and Africa. In 1988, he became chairman and chief executive officer of Valley National Bank of Arizona and served in that capacity until the bank was sold to Banc One Corporation in 1993. Mr. Lehmann remained with the combined company and was appointed president and chief operating officer of Banc One and as a member of its board of directors in 1995.  Following the merger of Banc One with First Chicago NBD Corporation to form Bank One Corporation in 1998, Mr. Lehmann served as vice chairman of the combined entity with responsibility for all consumer banking activities until his retirement on December 31, 1999.  Mr. Lehmann also serves on the boards of directors of Knight Transportation, Inc. and the TGen Foundation, as well as on the advisory board of the Mayo Clinic Arizona.  He previously served on the boards of eFunds Corporation, iCrossing, Inc., Moore Corporation, and the Thunderbird School of Global Management.   Prior civic activities include board participation with the Phoenix Art Museum, Ohio State University Hospital, Greater Phoenix Leadership, United Way of Greater Phoenix (campaign Chairman), and The Nature Conservancy of Arizona.  Mr. Lehmann received an MBA and B.A. from the University of Washington.

Marc T. Nemer has served as chief executive officer of our advisor, Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, since June 2011 and as its president since its formation in July 2010. He has served as the president, secretary and treasurer of Cole Capital Corporation, the dealer manager for our public offering, since January 2008. The Company has entered into agreements with its advisor and dealer manager pursuant to which the Company compensates these entities for the services provided under the respective agreements.  Mr. Nemer also serves as chief executive officer and president of Cole Holdings Corporation (d/b/a Cole Real Estate Investments), the parent company of our advisor and dealer manager, and as chief executive officer for other Cole affiliates.  Mr. Nemer also serves on the boards of directors of Cole Credit Property Trust, Inc., Cole Credit Property Trust III, Inc. and Cole Corporate Income Trust, Inc.  Prior to joining Cole in February 2006, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995.

Pursuant to a formal policy previously adopted by the Company’s board of directors, as an independent director Mr. Lehmann will receive a retainer of $50,000 per year, plus an additional $2,000 for each meeting of our board of directors or committee thereof the he attends in person and $250 for each meeting he attends by telephone.  All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. Due to Mr. Nemer’s employment with our advisor and certain of its affiliates, we will not compensate him for his services rendered as a director.

Item 5.07	Submission of Matters to a Vote of Security Holders

On January 11, 2012, Cole Holdings Corporation, the sole stockholder of the Company, elected Richard J. Lehmann and Marc T. Nemer to the Company’s board of directors, to serve until the Company’s next annual meeting of stockholders and until their respective successors are duly elected and qualified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 18, 2012	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer